UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2011

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

Bay Petroleum Agreements

On July 13, 2011, American Petro-Hunter, Inc. (the “Company”) entered into an agreement with Bay Petroleum Corp. (“Bay”) whereby the Company purchased a forty percent  (40%) ownership interest in certain leases held by Bay (the “Acquired Leases”) covering more than 3,000 acres (the “Purchase Agreement”).  Pursuant to the terms of the Agreement, the Company agreed to pay Bay a total of $300,000 in exchange for such ownership interest.  The Company also received a right of first refusal to acquire a forty percent (40%) ownership interest in any additional acreage Bay may obtain in the same region as the Acquired Leases.  The Company granted Bay a right of first refusal on any transfer of the Company’s ownership interest in the Acquired Leases.

On July 13, 2011, the Company and Bay also entered into an agreement (the “Working Interest Agreement”) whereby the Company purchased a working interest in certain leases held by Bay (the “Developing Leases”) and the parties agreed to specific drilling sites and the allocation of revenues and costs between the parties with respect to such leases.  The Working Interest Agreement guarantees the Company’s fractional ownership and costs for the next eleven wells to be drilled on the Developing Leases.  Pursuant to the terms of the Agreement, the Company agreed to pay Bay a total of $200,000 in exchange for such ownership interest.

The Purchase Agreement is attached to this report as Exhibit 10.1 and the Working Interest Agreement is attached to this report as Exhibit 10.2, and the terms and conditions of each are incorporated herein.  The foregoing statement is not intended to be a complete description of all terms and conditions.

Promissory Note Amendment and Royalty Agreement

On July 18, 2011, the Company and Maxum Overseas Fund, a foreign institutional investor (“Maxum”), agreed to amend that certain Amended and Restated Convertible Debenture issued by the Company to Maxum, dated May 4, 2011, to increase the amount of funds the Company may draw from Maxum on an as-needed basis, to an aggregate principal amount of $2,000,000 (the “Amendment”).  In accordance with the terms of the Amendment, the Company granted to Centennial Petroleum Partners, LLC, a perpetual three percent (3%) overriding royalty interest in all receivables of the Company from any extracted oil, gas or other minerals (the “Royalty Agreement”).

The Amendment is attached to this report as Exhibit 10.3 and the Royalty Agreement is attached to this report as Exhibit 10.4, and the terms and conditions of each are incorporated herein.  The foregoing statement is not intended to be a complete description of all terms and conditions.

Section 8 - Other Events

Item 8.01                      Other Events

On July 18, 2011, the Company issued a press release announcing the signing of the Purchase Agreement and the Working Interest Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1+	Purchase Agreement
10.2+	Working Interest Agreement
10.3	Amendment to Amended and Restated Convertible Debenture
10.4	Royalty Agreement
99.1	Press Release dated July 18, 2011

+ Confidential treatment requested as to certain portions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: July 19, 2011	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer